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                                                                EXHIBIT 10.32

                  FIRST AMENDMENT TO OFFICE LEASE AGREEMENT


         THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this "First Amendment") is made and entered into as of the ______ day of _________, 1997 (the "Effective Date"), by and between HYATT PLAZA LIMITED PARTNERSHIP, a Virginia limited partnership ("Landlord"), and XYBERNAUT CORPORATION, a Delaware corporation, formerly Computer Products and Services, Inc. ("Tenant"), with reference to the following:

                                   RECITALS:

         A. Pursuant to an Office Lease Agreement dated November 1, 1994, by and between Landlord and Tenant (the "Lease"), Landlord has leased to Tenant certain premises located at 12701 Fair Lakes Circle, Fairfax, Virginia, 22033, as more particularly described therein. All capitalized terms used herein, unless specifically defined, shall have the same meaning and definition as used in the Lease.

         B. Landlord and Tenant have agreed to amend the certain terms and provisions of the Lease as hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:
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         1.      Landlord and Tenant have agreed to expand the original lease
Premises of Suites 550 and 155 to include an additional 2,283 square feet of Rentable Area located on the fourth (4th) floor of the Building (the "First Amendment Space"), commonly known as Suite 410, as more particularly shown on Exhibit "A" attached hereto and made a part hereof by this reference. Base Rent for the First Amendment Space ("First Amendment Space Base Rent") shall be $45,089.25 per year ($3,757.44 per month) based upon $19.75 per square foot of Rentable Area in the First Amendment Space, commencing on July 15, 1997 (the "First Amendment Space Commencement Date") and continuing through and including September 30, 1998 (the "First Amendment Space Expiration Date"). Tenant must vacate and surrender the First Amendment Space on the First Amendment Space Expiration Date, in accordance with the terms set forth in the Lease pertaining to termination.

         2. Tenant shall lease the First Amendment Space in its "as is" and "where is" condition, and Landlord shall have no obligation to make any improvements as a condition of Tenant's acceptance thereof. However, Landlord shall be responsible for ensuring that all base building components are in good working order and shall be repaired or replaced as necessary (i.e. existing lights, HVAC, plumbing, electrical, etc.). Notwithstanding the foregoing, Landlord will have the carpet professionally cleaned prior to Tenant's taking possession of the First Amendment Space, at Landlord's expense. Any improvements or modifications to the First Amendment Space desired by Tenant shall be paid for by Tenant at its sole cost and expense, which improvements, modifications or repainting shall be approved in advance by Landlord, which approval shall not be unreasonably withheld. It is acknowledged and agreed that Tenant





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(and its agents, contractors and employees) may enter upon the Premises prior to the First Amendment Space Commencement Date to install telephone and cabling, and to make Landlord approved improvements to be performed by Tenant. Landlord shall use reasonable efforts to enable Tenant to have access to the Premises thirty (30) days prior to the First Amendment Space Commencement Date. Any entry prior to the First Amendment Space Commencement Date shall be subject to all of the terms and conditions of the Lease. However, Tenant's obligation to pay Rent hereunder shall commence on the First Amendment Space Commencement Date. Landlord and Tenant shall cooperate in the scheduling of the required work so that such work may be completed by the First Amendment Space Commencement Date.

         3. As applicable to the First Amendment Space (Suites 550, 155 and 410) only, commencing on January 1, 1998 and thereafter throughout the Term of the Lease, Tenant shall pay on a monthly basis, without demand, as Additional Rent for the First Amendment Space its proportionate share of the amount by which Operating Expenses and Real Estate Taxes exceed the Adjusted Base Operating Expenses and Real Estates Taxes. Adjusted Base Operating Expenses and Real Estate Taxes shall, for purposes of this Amendment, refer to the actual expenses incurred during the 1997 calendar year. Such payments shall be made in accordance with Sections 4.01 and 4.02 of the Lease.

         4. Landlord and Tenant have agreed that Tenant shall extend the Term of the original Lease for an additional ten (10) months, commencing on December 1, 1997, the day after the present Expiration Date (the "Extension Commencement Date") and expiring on





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September 30, 1998 (the "Expiration Date") in its "as is" and "where is"
condition, and Landlord shall have no obligation to make any improvements whatsoever. Commencing on the Extension Commencement Date, the Base Rent shall be at the rates set forth below:

(a) $15.00 per square foot of Rentable Area for the Premises located on the first (1st) floor;

(b) $19.75 per square foot of Rentable Area for the Premises located on the fourth (4th) floor;

(c) $19.75 per square foot of Rentable Area for the Premises located on the fifth (5th) floor.


         5. Landlord and Tenant agree that this extension of the Term of this Lease is not an exercise of Tenant's Renewal Option under the Lease and Tenant's Renewal Option as defined under Article 3 of the Lease shall remain in full force and effect.

         6. Right of First Refusal Option-Provided Tenant is not in Default under this Lease at the applicable time and subject to existing rights of other tenants in the Building, Tenant, during the Refusal Period (hereinafter defined), shall, in the manner described by and in compliance with the terms and provisions of this Article, have a non-assignable and non-transferable right of first refusal to expand the Premises to include all or any portion of the Expansion Space (hereinafter defined).

                 (a) If at any time during the Refusal Period, Landlord shall either (i) receive a bona-fide offer from a third party to lease all or a portion of the Expansion Space, which Landlord is prepared to accept, or (ii) prepares a proposal pertaining to all or a portion of the Expansion Space which Landlord is prepared to offer as a lease proposal to a third party, then in either such event,





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Landlord shall send a written notice (the "Offer Notice") to Tenant of such proposal. The Offer Notice shall set forth in reasonable detail the size or portion of the Expansion Space subject to the Offer Notice, and shall contain (or be deemed to contain) an offer to Tenant to lease the portion of the Expansion Space subject to the Offer Notice on the same terms and conditions set forth in the Offer Notice. Tenant may elect to accept the Offer Notice, by giving written notice to Landlord of its election not more than ten (10) business days after receipt by Tenant of the Offer Notice. Any election by Tenant shall be irrevocable.

                 (b) In the event Tenant responds within the ten (10) business day period and elects to accept the proposal set forth in the Offer Notice, then this Lease shall automatically be amended to include within the Premises the portion of the Expansion Space subject to the Offer Notice. The terms and conditions of this Lease shall apply to the portion of the Expansion Space covered by the Offer Notice except as modified by the Offer Notice. The provisions of this subparagraph shall be self-enforcing without the need for any further act by Landlord or Tenant. However, upon request by either party, Landlord and Tenant shall execute an amendment to this Lease confirming such exercise.

                 (c)      Should Tenant either fail to respond within the ten
(10) business day period, or elects not to accept the Offer Notice, then the portion of the Expansion Space subject to the Offer Notice shall be automatically excluded from the Expansion Space and the rights of Tenant under this Lease, as they pertain to the portion of the Expansion Space which is subject to the Offer Notice, shall automatically terminate and be of no further force or effect.





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                 (d)      As used herein, the term:

                          (i)     "Expansion Space" shall mean and refer to
that area of the Building on the fifth floor not currently leased by Tenant.

                          (ii)    "Refusal Period" shall mean and refer to the
period commencing on the date of this First Amendment and expiring upon the earlier of (a) the date on which Tenant's rights under this Amendment with respect to the Expansion Space are terminated pursuant to subparagraph (c) hereof, or (b) the commencement date of the last six months of the Term of this Lease.

     7. Commencing on the Extension Commencement Date, the Adjusted Base Operating Expenses and the Adjusted Base Real Estate Taxes for all space in the Premises shall refer to the actual expense incurred during 1997. Tenant shall pay its proportionate share of the amount by which Operating Expenses and Real Estate Taxes exceed the Adjusted Base Operating Expenses and Real Estate Taxes.

     8. From and after the First Amendment Commencement Date, until the Expiration Date, the following terms used in the Lease shall have the following ascribed meanings:

          (a) Premises: Refers to the Premises located on the first (1st), fourth (4th) and fifth (5th) floor of the Building, as more fully described and shown on the floor plan(s) attached as Exhibit "A".

          (b)    Term:            Three (3) years, ten (10) months.

          (c)    Expiration Date:          September 30, 1998.





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          (d)    Rentable Area of the Premises:   9,559 square feet of Rentable
Area, being

 (i) 1,654 square feet of Rentable Area located on the first (1st) floor of the Building,

(ii) 2,283 square feet of Rentable Area located on the fourth (4th) floor of the Building;

(iii) 5,622 square feet of Rentable Area located on fifth (5th) floor of the Building.

          (f)    Base Rent:       $161,550.01 per year ($13,462.51 per month)
which amount is based upon the following:

(a)       $21,055.42 per year ($1,754.62 per month), based upon $12.73 per square foot of Rentable Area for the Premises located on the first (1st) floor;

(b)       $45,089.25 per year ($3,757.44 per month), based upon $19.75 per square foot of Rentable Area for the Premises located on the fourth (4th) floor; and

(c)       $95,405.34 per year ($7,950.45 per month), based upon $16.97 per square foot of Rentable Area for the Premises located on the fifth (5th) floor,

all as adjusted according to the provisions of Section 3.02 of the General Lease Provisions.

The foregoing does not include Additional Rent that may also be due, pursuant to Sections 4.01 and 4.02 of the Lease.

          9. From and after the Extension Commencement Date until the Expiration Date, the following terms used in the Lease shall have the following ascribed meanings:

                 (a)      Base Rent:  $180,933.75 per year ($15,077.81 per
month) which amount is based upon the following:

(i)       $24,810.00 per year ($2,067.50 per month), based upon $15.00 per square foot of Rentable Area for the Premises located on the first (1st) floor;

(ii)      $45,089.25 per year ($3,757.44 per month), based upon $19.75 per square foot of Rentable Area for the Premises located on the fourth (4th) floor; and

(iii)     $111,034.50 per year ($9,252.88 per month), based upon $19.75 per square foot of Rentable Area for the Premises located on the fifth (5th) floor.

          10. Except as expressly modified by this First Amendment, the Lease remains unchanged and in full force and effect.





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      IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and year first above written.

                        LANDLORD:
                        ---------

                        HYATT PLAZA LIMITED PARTNERSHIP,
                        a Virginia limited partnership

                        By:  Fair Lakes Hyatt Limited Partnership, a
                               Virginia general partnership, its general partner

                        By:  Fair Lakes of Virginia, Inc.,
                               a Virginia corporation
                               its general partner


                        By:
                                 ------------------------------------
                        Name:
                                 ------------------------------------
                        Its:
                                 ------------------------------------


                        TENANT:
                        -------

                        XYBERNAUT CORPORATION,
                        a Delaware corporation
                        (formerly Computer Products and
                        Services, Inc.)


                        By:
                                 ------------------------------------
                        Name:
                                 ------------------------------------
                        Its:
                                 ------------------------------------





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EXHIBIT A

FIRST AMENDMENT SPACE FLOOR PLAN





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